Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 25, 2010

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

SYKES ENTERPRISES, INCORPORATED PROVIDES
BUSINESS UPDATE ON THIRD QUARTER 2010
Anticipates preliminary revenue and earnings
per share to exceed ranges discussed under previous business outlook
TAMPA, FL — October 25, 2010 — Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, expects third quarter 2010 preliminary revenues in the range of $304.0 million to $306.0 million compared with the range of $296 million to $301 million provided in the Company’s third quarter 2010 business outlook on August 2, 2010. The stronger-than-expected revenues are split roughly evenly between an uptick in demand across a broad cross-section of clients, most notably within the Americas region, and the favorable impact of foreign exchange rate translation, most notably a stronger Euro.
Accordingly, the Company expects preliminary earnings per share in the range of $0.25 to $0.27 for the third quarter compared with $0.18 to $0.22 provided under its previous business outlook. On an adjusted basis, the Company expects preliminary earnings per share in the range of $0.41 to $0.43 compared with $0.24 to $0.26. In addition to the higher than expected revenues, the stronger-than-expected earnings per share is partially due to a tax benefit, the contribution from which is between $0.01 and $0.03, while on an adjusted basis between $0.04 and $0.06.

	Business Outlook	Preliminary*
	Third Quarter	Third Quarter
	2010	2010
Adjusted Diluted Earnings Per Share	$0.24 - $0.26	$0.41 - $0.43
Severance & Consulting Engagement Costs	$0.00	($0.04) - ($0.03)	***
Merger and Integration Costs, including Impairment	($0.01) - $0.00	($0.04)	**
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.05) - ($0.04)	($0.04) - ($0.03)

Earnings (loss) Per Share	$0.18 - $0.22	$0.25 - $0.27

*	Reflects the impact of tax benefits.

**	The closure of customer contact management centers and the attendant impairments of long-lived assets, primarily leasehold improvements are reflected on an after-tax basis in the above table under “Merger and Integration Costs, including Impairment.”

***	Costs related to the consolidation of leased space, primarily consisting of rent obligations to be paid through the remainder of the lease terms, are similarly reflected on an after-tax basis in the above table under “Severance & Consulting Engagement Costs.”
No conference call will be held in conjunction with this business update. Additional commentary pertaining to the third quarter will be available when SYKES reports its third quarter financial results on November 1st, 2010.
Conference Call for Upcoming Third Quarter 2010 Results
The Company will conduct a conference call regarding its third quarter 2010 results and fourth-quarter 2010 business outlook on November 2nd, 2010 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
Non-GAAP Financial Measure
Adjusted earnings per diluted share is an important indicator of performance as this non-GAAP financial measure assists readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain acquisition-related items. Adjusted earnings per diluted share, however, is a supplemental measure of performance that is not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP).
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’

dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICTG acquisition not being realized, or not being realized within the anticipated time period, (xxvii) the potential loss of key clients related to the ICTG acquisition, (xxviii) risks related to the integration of the businesses of SYKES and ICTG and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

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